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                                                            Exhibit 10.2.2.d

                           FIFTH ADDENDUM TO LEASE
                           -----------------------

    This Fifth Addendum to Lease is made and entered into as of this 24th day of June, 1997, by and between JOHN D. DELLAGNESE III, hereinafter referred to as "Lessor" and TELXON CORPORATION, hereinafter referred to as "Lessee". Reference is made to that certain "Standard Office Lease (Modified Net Lease)" dated July 19, 1995, which, together with the Attachments, Exhibits, Addendum to Lease, Second Addendum to Lease dated October 5, 1995, Third Addendum to Lease dated March 1, 1996, and Fourth Addendum to Lease dated April 16, 1996, are hereinafter collectively referred to as the "Lease". In the event of a conflict between the terms of the Lease and the terms of this Addendum, the terms of this Addendum shall control.

    This Fifth Addendum is made necessary because Lessee is leasing additional space in the Waterford building. It is accordingly agreed to by and between the parties as follows:

1. This Addendum is subject to a termination agreement between Distributed Data Systems, Inc. (the current Lessee) and John D. Dellagnese III, Lessor.

2. Lessee is leasing approximately 1,332 rentable square feet located on the first floor of the Waterford building. Said space, shown on the attached floor plan labeled Exhibit A-5, shall be known as 3875 Embassy Parkway, Suite 145, Bath Township, Ohio 44333. Lessee's total space in the Waterford building is therefore increased from 56,168 rentable square feet to 57,500 rentable square feet.

3. The term for this additional space shall be for a period of three (3) years and nine (9) months, commencing on May 1, 1997 and expiring on February 28, 2001.

4. The Annual Base Rent for this additional space shall be $20,646.00 per year, with the monthly payment being $1720.50. Lessee's total Annual Base Rent shall be $961,686.12 per year, with the total monthly payment being $80,140.51.

5. Lessee's Share, per Section 4(e) of the Lease, shall be increased from 60.4% to 61.8%.


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6. Lessee shall be responsible for any tenant [sic] improvements to the attached floor plan; however, Lessor shall credit Lessee in the amount of $1,278 toward tenant improvements.

7. All other terms and conditions of Lease will remain in effect.


IN WITNESS WHEREOF, the parties have set their hands on the dates hereinafter noted.

Signed and acknowledged                 LESSOR:
in the presence of:


/s/ Linda Burnside                      /s/ John D. Dellagnese III
--------------------------              ------------------------------
                                        John D. Dellagnese III

/s/ Maria Danka
--------------------------             (Executed this 24th day of
                                        June, 1997)


Signed and acknowledged                 LESSEE:
in the presence of:

                                        TELXON CORPORATION

/s/ Monica Jamison                      /s/ Dennis K. Oleksuk
---------------------------             ----------------------------------
                                        Title Director, Corporate Services

/s/ Katrina Petit
---------------------------             (Executed this 30th day of
                                         April, 1997)